                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 3, 1999




                          QUINTILES TRANSNATIONAL CORP.
             (Exact name of registrant as specified in its charter)




     NORTH CAROLINA                       340-23520                        56-1714315
(State or other jurisdiction         (Commission File No.)              (I.R.S. Employer
  of incorporation)                                                   Identification Number)
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             4709 CREEKSTONE DRIVE, RIVERBIRCH BUILDING, SUITE 200,
                       DURHAM, NORTH CAROLINA 27703-8411
                    (Address of principal executive offices)



                                 (919) 998-2000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)




ITEM 5.  OTHER EVENTS.

         On January 5, 1999, Quintiles announced the completion of its previously announced acquisition of substantial assets of Hoechst Marion Roussel's Kansas City-based Drug Innovation and Approval facility and the opening of a Kansas City contract research facility. A copy of the Agreement for the Provision of Research Services and Purchase of Business Assets between Hoechst Marion Roussel, Inc. and Quintiles, Inc. is attached hereto as
Exhibit 10.01 and incorporated herein by reference.

         In connection with certain acquisitions accounted for as pooling of interests which were consummated between January 1, 1996 and September 30, 1998, Quintiles Transnational Corp. (the "Company") has restated certain of its historical consolidated financial data, as included in the Company's Current Report on Form 8-K dated January 27, 1999, and provides the restated selected consolidated financial data table below.

                      SELECTED CONSOLIDATED FINANCIAL DATA

The selected Consolidated Statement of Income Data set forth below for each of the years in the three-year period ending December 31, 1997 and the Consolidated Balance Sheet Data set forth below as of December 31, 1996 and 1997 are derived from the audited consolidated financial statements of the Company and notes thereto, as restated for certain pooling transactions, included in this Current Report on Form 8-K dated January 27, 1999. The selected Consolidated Statement of Income Data set forth below for the years ended December 1994 and 1993, and the Consolidated Balance Sheet Data set forth below as of December 31, 1995, 1994 and 1993 are derived from the audited consolidated financial statements of the Company as subsequently restated for certain pooling transactions. The data provided as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 are derived from unaudited consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1998, as subsequently restated herein for certain pooling transactions, but in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, which are necessary for a fair statement of the results of such periods. The consolidated financial statements of the Company have been restated to reflect material acquisitions by the Company in transactions accounted for as poolings of interests. However, the consolidated financial statements have not been restated to reflect certain other acquisitions accounted for as pooling of interests where the Company determined that the consolidated financial data would not have been materially different if the pooled companies had been included. For such immaterial pooling of interests transactions, which include two transactions in 1997 and two transactions in 1996, the Company's financial statements for the year of each transaction have been restated to include the pooled companies from January 1 of that year, but the financial statements for years prior to the year of each transaction have not been restated because the effect of such restatement would be immaterial. The selected consolidated financial data presented below should be read in conjunction with the Company's audited and unaudited consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein.

                                                                                                              Nine Months Ended
                                                               Year Ended December 31,                           September 30,
                                             --------------------------------------------------------------    ----------------
                                             1997         1996(1)       1995(1)       1994(1)       1993(1)    1998        1997
                                             ----         ----          ----          ----          ----       ----        ----
                                                                     (In thousands, except per share data)
Net revenue                                $852,900      $600,100      $368,056      $230,583     $169,623    $848,379   $608,436
Income from operations                       88,812        43,851        25,900        17,456       12,545      88,654     63,387
Income before income taxes                   86,535        24,241        24,655        16,567        9,785      86,737     61,387
Net income available for common
  shareholders                               55,683         7,648        14,626        10,598        5,230      58,914     38,862
Basic net income per share                     0.76          0.11          0.23          0.18         0.11        0.77       0.53
Diluted net income per share               $   0.74      $   0.11       $  0.23      $   0.18     $   0.10    $   0.76   $   0.52
Weighted average shares outstanding(2):
   Basic                                     73,739        69,148        63,171        58,128       49,681      76,476     73,283
   Diluted                                   75,275        71,785        64,946        58,512       50,191      77,987     74,967

                                                                As of December 31,                             As of September 30,
                                               ------------------------------------------------------------    -------------------
                                               1997        1996(1)      1995(1)      1994(1)        1993(1)     1998       1997
                                               ----        ----         ----         ----           ----        ----       ----
                                                                        (In thousands, except employees)
Cash and cash equivalents                    $ 80,247     $ 74,474      $ 84,569     $ 52,011      $ 18,188    $ 88,499   $ 77,338
Working capital                               164,987       99,787        72,102       48,245        18,879     197,667    141,204
Total assets                                  814,027      554,619       352,277      208,944       136,272     937,952    741,544
Long-term debt including current portion      185,511      185,493        52,662       21,386        20,855     191,570    187,690
Shareholders' equity                         $388,639     $150,528      $165,943     $ 90,193      $ 89,015    $464,947   $339,628
Employees                                      11,540        7,896         4,835        3,115         2,346      14,682      9,682

(1) Prior to the Company's November 29, 1996 share exchange with Innovex Limited (Innovex), Innovex had a fiscal year end of March 31 and the Company had (and continues to have) a fiscal year end of December 31. As a result, the pooled data presented above for 1993 through 1995 include Innovex's March 31 fiscal year data in combination with the Company's December 31 fiscal year data. In connection with the share exchange, Innovex changed its fiscal year end to December 31. Accordingly, the pooled data presented above for 1996 include both Innovex's and the Company's data on a December 31 year end basis. Because of the difference between Innovex's fiscal year end in 1995 compared with 1996, Innovex's quarter ended March 31, 1996 data are included in the Company's pooled data for both 1995 and 1996.
(2) Restated to reflect the two-for-one stock splits of the Company's Common Stock effected as a 100% stock dividend in November 1995 and December 1997.

         On February 12, 1999, Kenneth Hodges ("Plaintiff") filed a civil lawsuit in the State Court of Fulton County Georgia naming as defendants Richard
L. Borison, Bruce I. Diamond, BASF Corporation, Pfizer, Inc., Merck & Company, Inc., Wyeth-Ayerst Laboratories Company, Zeneca, Inc., Janssen Pharmaceutica Inc., Smithkline Beecham Corporation, Hoechst Marion Roussel, Inc., Glaxo Wellcome, Inc., Abbott Laboratories, Bristol-Myers Squibb Company, Warner-Lambert Company, Monsanto Company, Novartis Pharmaceuticals Corporation and Quintiles Laboratories Limited, a subsidiary of the Company. The complaint alleges that certain drug trials conducted by Drs. Borison and Diamond in which Plaintiff alleges he participated between 1988 and 1996 were not properly conducted or supervised, that Plaintiff had violent adverse reactions to many of the drugs and that his schizophrenia was aggravated by the drug trials. Consequently, Plaintiff alleges that he was subject to severe mortification, injured feelings, shame, public humiliation, victimization, emotional turmoil and distress. The complaint alleges claims for battery, fraudulent inducement to participate in the drug experiments, medical malpractice, negligence in conducting the experiments, and intentional infliction of emotional distress. Plaintiff seeks to recover his actual damages in unspecified amounts, medical expenses, litigation costs, and punitive damages.

         Nowhere in the complaint are found any specific allegations against Quintiles Laboratories Limited nor any specific factual connection between the Company and the Plaintiff's claims. The Company believes the claims alleged against it are vague and meritless, and the recovery sought is baseless. The Company intends to vigorously defend against these claims.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

EXHIBIT NUMBER           DESCRIPTION OF EXHIBIT
--------------           ----------------------
10.01                    Agreement for the Provision of Research Services and Purchase of
                         Business Assets between Hoechst Marion Roussel, Inc. and
                         Quintiles, Inc., dated January 1, 1999 [Note: Certain
                         confidential portions of this exhibit have been omitted, as indicated in the exhibit by an asterisk (*), and filed
                         separately with the Securities and Exchange Commission.]

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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     QUINTILES TRANSNATIONAL CORP.



                                  By:  /S/ RACHEL R. SELISKER
                                     ---------------------------------------
Dated: March 3, 1999                  Rachel R. Selisker
                                      Chief Financial Officer and Executive Vice
                                      President Finance





                                 EXHIBIT INDEX


EXHIBIT NUMBER           DESCRIPTION OF EXHIBIT
--------------           ----------------------
10.01                    Agreement for the Provision of Research Services and Purchase of
                         Business Assets between Hoechst Marion Roussel, Inc. and
                         Quintiles, Inc., dated January 1, 1999 [Note: Certain
                         confidential portions of this exhibit have been omitted, as indicated in the exhibit by an asterisk (*), and filed
                         separately with the Securities and Exchange Commission.]
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